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                                                                     Exhibit 8.1

                   Letterhead of Stroock & Stroock & Lavan LLP
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October 4, 2001


Bank of America Corporation
BAC Capital Trust I
BAC Capital Trust II
BAC Capital Trust III
BAC Capital Trust IV
Bank of America Corporate Center
Charlotte, North Carolina 28255

Ladies and Gentlemen:

We have acted as tax counsel to each of Bank of America Corporation (the "Corporation"), a Delaware Corporation, BAC Capital Trust I, a Delaware Business Trust, BAC Capital Trust II, a Delaware Business Trust, BAC Capital Trust III, a Delaware Business Trust, and BAC Capital Trust IV, a Delaware Business Trust (each a "Trust" and collectively the "Trusts"), in connection with the filing of a shelf registration statement on Form S-3 by the Corporation and the Trusts (the "Registration Statement") registering up to an aggregate of $2,000,000,000 of capital securities (the "Capital Securities") which may be issued by any of the Trusts. The Corporation will issue junior subordinated notes ("Junior Subordinated Notes," and, together with the Capital Securities, the "Securities"), which will be purchased by the Trusts, in an aggregate principal amount equal to the aggregate liquidation amount of the capital securities issued by the Trusts.

In furnishing this opinion, we have examined copies of the Registration Statement, the Articles of Incorporation, organizational documents and By-Laws of the Corporation and for each of the Trusts, the Amended and Restated Declaration of Trust, as amended to date, and the minutes of the meeting of the Board of Directors of the Corporation authorizing the issuance of the junior subordinated notes and the filing of the Registration Statement in connection with the issuance by the Trusts of the capital securities. We also have examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examinations of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

Based upon and subject to the foregoing, it is our opinion that:

     1. The Junior Subordinated Notes issued by the Corporation will be classified as indebtedness of the Corporation for United States Federal income tax purposes;

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          2.   Each Trust will be classified as a grantor trust, and not as an association taxable as a corporation, for United States Federal income tax purposes; and

          3. The information in the Prospectus under the heading "United States Federal Income Taxation", to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by us and is accurate in all material respects.

To the extent that the obligations of the Corporation as obligor under an indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the indenture, (ii) that such indenture has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such trustee, enforceable in accordance with its terms, (iii) that such trustee is in compliance, generally and with respect to acting as a trustee under the indenture, with all applicable laws and regulations, and (iv) that such trustee has the requisite organizational and legal power and authority to perform its obligations under the indenture.

We hereby consent to be named in the Registration Statement to be filed by the Corporation with the Securities and Exchange Commission as attorneys who have passed upon the tax aspects of the Securities to be registered by the Registration Statement. We further consent to your filing a copy of this opinion as Exhibit 8.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



STROOCK & STROOCK & LAVAN LLP
/s/ STROOCK & STROOCK & LAVAN LLP